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                                                                    Exhibit 23.1

                         Consent of Independent Auditors

         We consent to the incorporation by reference in the Registration Statement (Form S-8), pertaining to the 1996 Equity Incentive Plan, as amended, of our report dated February 28, 2003 with respect to the consolidated financial statements of Hot Topic, Inc. included in the Annual Report on Form 10-K for the fiscal year ended February 1, 2003, filed with the Securities and Exchange Commission.



/s/ Ernst & Young LLP

Los Angeles, California
August 26, 2003